                                 Exhibit 99.1

Contact:
Rima Hyder
Vice President, Investor Relations
+1-781-755-6886
rima.hyder@cranenxt.com

Crane NXT, Co. Reports First Quarter Results
Completes Acquisition of OpSec Security, a Global Leader in Brand Protection and Authentication Solutions
Increases Sales Growth Guidance to 5% to 8% for Full Year 2024

WALTHAM, MASS - May 8, 2024 - Crane NXT, Co. (NYSE: CXT) ("Crane NXT" or the "Company"), a premier industrial technology company, today announced its financial results for the first quarter ended March 31, 2024.

Recent Highlights
•Crane NXT completed the acquisition of OpSec Security (OpSec) on May 3, 2024 for $270 million in cash.
•First quarter core sales declined 4.2% year-over-year, in line with the Company's expectations resulting in GAAP earnings per diluted share (EPS) of $0.66, and Adjusted EPS of $0.85.
•The Company is increasing its full year 2024 sales guidance to 5% to 8% with the completion of the OpSec acquisition. Please see the "Full Year 2024 Guidance" section in this press release for more details.

Aaron W. Saak, Crane NXT's President and Chief Executive Officer, stated: "In the first quarter, we made meaningful progress advancing our strategy and executing on our plan to grow sales to $3 billion by 2028. With the acquisition of OpSec Security, we believe we have an industry-leading portfolio of digital and physical authentication and brand protection solutions, strengthening our position as a market leader providing trusted technology solutions to secure, detect and authenticate our customers’ most valuable assets."
Mr. Saak continued: "Our first quarter results were in line with our expectations as our core businesses delivered solid operational performance, and we are reaffirming our Adjusted EPS guidance for the full year. As we look ahead, we remain focused on driving profitable growth and creating shareholder value. We will also continue to leverage our strong balance sheet to further expand and diversify our portfolio through disciplined, strategic M&A."

Summary of First Quarter 2024 Results

	Three Months Ended March 31,		Change
(dollars in millions)	2024	2023	$	%
Net sales	$313.6	$329.1	$(15.5)	(4.7)%
Core sales			$(13.9)	(4.2)%
Foreign exchange			$(1.6)	(0.5)%

Operating profit	$55.4	$65.9	$(10.5)	(15.9)%
Adjusted operating profit*	$71.1	$76.8	$(5.7)	(7.4)%

Operating profit margin	17.7%	20.0%		(230bps)
Adjusted operating profit margin*	22.7%	23.3%		(60bps)
Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release

First Quarter 2024 Results
First quarter 2024 sales were $313.6 million, a decrease of $15.5 million, or 4.7%, compared with the first quarter of 2023. The sales decrease was comprised of core sales decline of $13.9 million, or 4.2%, primarily driven by lower volumes at Crane Payment Innovations (CPI), and unfavorable foreign exchange of $1.6 million, or 0.5%.
First quarter 2024 operating profit was $55.4 million, compared with $65.9 million in the first quarter of 2023. Operating profit margin was 17.7%, compared with 20.0% last year, primarily driven by lower sales at CPI, and acquisition related expenses, partially offset by favorable pricing and productivity. Adjusted operating profit margin of 22.7% decreased 60bps, compared with 23.3% in the prior year.

First Quarter 2024 Segment Results
All comparisons detailed in this section refer to operating results for the first quarter 2024 versus the first quarter 2023.
Crane Payment Innovations

	Three Months Ended March 31,		Change
(dollars in millions)	2024	2023	$	%
Net sales	$209.0	$223.8	$(14.8)	(6.6)%
Core sales			$(12.6)	(5.6)%
Foreign exchange			$(2.2)	(1.0)%

Operating profit	$52.7	$61.8	$(9.1)	(14.7)%
Adjusted operating profit*	$60.7	$67.3	$(6.6)	(9.8)%

Operating profit margin	25.2%	27.6%		(240bps)
Adjusted operating profit margin*	29.0%	30.1%		(110bps)

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $209.0 million decreased $14.8 million, or 6.6%, compared with the first quarter of 2023, primarily driven by 5.6% core sales decline and 1.0% of unfavorable foreign exchange. Favorable pricing was more than offset by lower volumes as CPI's gaming customers adjusted inventory levels to reflect reduced lead times. Operating profit margin of 25.2% decreased 240 basis points, compared with 27.6% last year, primarily reflecting unfavorable product mix and lower volumes, partially offset by favorable pricing and productivity gains. Adjusted operating profit margin was 29.0% compared with 30.1% in the prior year.

Crane Currency

	Three Months Ended March 31,		Change
(dollars in millions)	2024	2023	$	%
Net sales	$104.6	$105.3	$(0.7)	(0.7)%
Core sales			$(1.4)	(1.3)%
Foreign exchange			$0.6	0.6%

Operating profit	$20.2	$17.6	$2.6	14.8%
Adjusted operating profit*	$23.8	$21.2	$2.6	12.3%

Operating profit margin	19.4%	16.7%		270bps
Adjusted operating profit margin*	22.8%	20.1%		270bps

Totals may not sum due to rounding
*Please see the Non-GAAP Financial Measures tables in this release
Sales of $104.6 million decreased $0.7 million, or 0.7%, compared with the first quarter of 2023, primarily driven by lower volumes in the U.S. Currency business, partially offset by 0.6% favorable foreign exchange. Operating profit margin was 19.4% compared with 16.7% last year, primarily reflecting favorable product mix and higher pricing partially offset by lower volumes. Adjusted operating profit margin was 22.8% compared with 20.1% in the prior year.
Cash Flow and Other Financial Metrics
For the first quarter of 2024, cash provided by operating activities was $9.5 million, compared with $35.5 million last year. Adjusted free cash flow was $(1.7) million, compared with $33.3 million last year. The $35.0 million, or 105.1%, decrease in Adjusted free cash flow was primarily due to higher cash used for working capital requirements, higher capital expenditures to support the U.S. currency redesign program and other capital projects, and lower net income. (Please see the Non-GAAP Financial Measures tables in this release for a detailed reconciliation of reported results to adjusted measures).
The Company held cash and cash equivalents of $220.6 million as of March 31, 2024, compared with $227.2 million as of December 31, 2023. Total debt was $669.8 million as of March 31, 2024, compared with $644.9 million as of December 31, 2023. The Company repaid $0.7 million of its term loan facility as of March 31, 2024, with an outstanding balance of $104.3 million. The Company drew down $25 million on its revolving credit facility as of March 31, 2024.

Full Year 2024 Guidance
The Company is updating its initial full year guidance provided on February 14, 2024, for certain metrics to include the acquisition of OpSec Security. There is no change to the core sales growth guidance for Crane NXT's segments, CPI and Crane Currency, provided on February 14, 2024.

Full Year 2024 Guidance Details
(dollars in millions, except per share data)	Initial Guidance	Updated Guidance
Crane NXT Sales Growth*	-1% to +3%	+5% to +8%
Adjusted EPS	$4.10 to $4.35	$4.10 to $4.35
Adjusted Segment Operating Margin	27% to 29%	26% to 28%
Corporate Expense	~$53	~$53
Non-Operating Expense, Net	~$37	~$47
Adjusted Tax Rate	~21%	~21%
Adjusted Free Cash Flow Conversion	~100%	~100%
Diluted Shares	~57.6	~57.6
*Includes FX impact of 0% to 1%
Please see the Non-GAAP Financial Measures definitions in this release
Declaring Second Quarter Dividend
Crane NXT announced its quarterly dividend of $0.16 per share for the second quarter of 2024. The dividend is payable on June 12, 2024, to shareholders of record as of May 31, 2024.
Conference Call
Crane NXT scheduled a conference call to discuss the first quarter financial results on Thursday, May 9, 2024, at 10:00 A.M. (Eastern). Interested parties may listen to a live webcast of the conference call by visiting the Events section of the investor relations section of the Company’s website. For those wishing to participate in the Q&A session of the call, please pre-register here. Pre-registration may be completed at any time up to the call start time. An accompanying slide presentation and a replay of the live event will also be available on the Company’s website.
About Crane NXT, Co.
Crane NXT is a premier industrial technology company that provides trusted technology solutions to secure, detect, and authenticate what matters most to its customers. Crane NXT is a pioneer in advanced micro-optics technology for securing physical products, and its sophisticated electronic equipment and associated software leverages proprietary core capabilities with detection and sensing technologies. Crane NXT has approximately 4,000 employees with global operations in the United States, the United Kingdom, Mexico, Japan, Germany, Sweden, and Malta. For more information, visit www.cranenxt.com.
On April 3, 2023, Crane NXT, Co. (formerly Crane Holdings, Co.) completed the separation of its wholly-owned subsidiary at that time, Crane Company, in a tax-free distribution of Crane Company shares to Crane NXT stockholders (the "Separation").
Historical financial measures in this release for Crane NXT are presented on a carve-out basis.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company's intent, belief, or expectations.
Words such as “anticipate(s),” “expect(s),” “intend(s),” “believe(s),” “plan(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. The Company assumes no (and disclaims any) obligation to revise or update these statements to reflect future events or circumstances. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. The Company cautions investors not to place undue reliance on any such forward-looking statements.
Risks and uncertainties that could cause actual results to differ materially from the Company's expectations include, but are not limited to: changes in global economic conditions (including inflationary pressures) and geopolitical risks, including macroeconomic fluctuations; demand for its products, which is variable and subject to factors beyond its control; fluctuation in the prices of, or disruption in its ability to source, components and raw materials, and delays in the distribution of its products; information systems and technology networks failures, breaches in data security, theft of personally identifiable and other information, and non-compliance with its contractual or other legal obligations regarding such information; risks associated with conducting a substantial portion of its business outside the U.S.; being unable to successfully develop and introduce new products, which would limit its ability to grow and maintain its competitive position; loss of personnel or being able to hire and retain additional personnel needed to sustain and grow its business as planned; being unable to identify or complete acquisitions, or to successfully integrate the businesses the Company acquires; governmental regulations and failure to comply with those regulations; risks from litigation, claims and investigations, including those related to product liability and warranties, and employee, commercial, intellectual property and environmental matters; risks related to its ability to improve productivity, reduce costs and align manufacturing capacity with customer demand; the ability to protect its intellectual property; significant competition in the Company's markets; adverse impacts from intangible asset impairment charges; additional tax expenses or exposures; inadequate or ineffective internal controls; and risks related to the Separation, including not obtaining the intended tax treatment of the Separation transaction, failure of Crane Company to perform under the various transaction agreements and actual or potential conflicts of interest with Crane Company.
Readers should carefully review Crane NXT, Co.’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Crane NXT, Co.’s Annual Report on Form 10-K for the year ended December 31, 2023 and the other documents Crane NXT, Co. and its subsidiaries file from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

(Financial Tables Follow)

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Operations Data
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2024	2023
Net sales:
Crane Payment Innovations	$209.0	$223.8
Crane Currency	104.6	105.3
Total net sales	$313.6	$329.1

Operating profit (loss):
Crane Payment Innovations	$52.7	$61.8
Crane Currency	20.2	17.6
Corporate	(17.5)	(13.5)
Total operating profit	$55.4	$65.9

Interest income	0.6	0.2
Interest expense	(9.9)	(10.4)
Related party interest expense	—	(2.5)
Miscellaneous income, net	0.6	1.4
Income before income taxes	46.7	54.6
Provision for income taxes	8.9	10.9
Net income attributable to common shareholders	$37.8	$43.7

Earnings per diluted share[1]	$0.66	$0.77

Average diluted shares outstanding[1]	57.7	56.7
Average basic shares outstanding[1]	57.0	56.7

Supplemental data:
Cost of sales	$161.2	$174.4
Selling, general and administrative	94.3	88.8
Restructuring charges, net	2.7	—

[1] The shares presented for periods prior to the Separation are those of Crane NXT, Co. at April 3, 2023.

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Condensed Balance Sheets
(unaudited, in millions)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$220.6	$227.2
Accounts receivable, net of allowance for credit losses of $13.8 as of March 31, 2024 and $11.8 as of December 31, 2023	182.8	214.9
Inventories, net	166.1	157.1
Other current assets	59.6	45.2
Total current assets	629.1	644.4

Property, plant and equipment, net	254.7	261.2
Long-term deferred tax assets	2.7	2.7
Intangible assets, net	297.0	308.9
Goodwill	830.1	841.2
Other assets	85.1	71.0
Total assets	$2,098.7	$2,129.4

Liabilities and equity
Current liabilities:
Short-term borrowings	$30.2	$4.6
Accounts payable	84.1	106.5
Accrued liabilities	169.9	210.5
U.S. and foreign taxes on income	12.7	12.8
Total current liabilities	296.9	334.4

Long-term debt	639.6	640.3
Accrued pension and postretirement benefits	21.8	22.5
Long-term deferred tax liability	103.7	104.5
Other liabilities	72.6	63.7

Total equity	964.1	964.0
Total liabilities and equity	$2,098.7	$2,129.4

CRANE NXT, CO. AND SUBSIDIARIES
Consolidated and Combined Condensed Statements of Cash Flows
(unaudited, in millions)

	Three Months Ended March 31,
	2024	2023
Operating activities:
Net income attributable to common shareholders	$37.8	$43.7
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	18.5	19.0
Stock-based compensation expense	2.3	2.3
Deferred income taxes	0.2	3.1
Cash used for operating working capital	(50.8)	(28.7)
Other	1.5	(3.9)
Total provided by operating activities	$9.5	$35.5
Investing activities:
Capital expenditures	(12.5)	(4.0)
Total used for investing activities	$(12.5)	$(4.0)
Financing activities:
Dividends paid	(9.1)	—
Proceeds from stock options exercised	1.6	—
Payment of tax withholding on equity awards vested	(6.2)	—
Debt issuance costs	—	(4.0)
Proceeds from revolving credit facility	30.0	—
Repayments of revolving credit facility	(5.0)	—
Proceeds from term loan	—	350.0
Repayment of term loan	(0.7)	—
Net transfers to Crane	—	(392.6)
Total provided by (used for) financing activities	$10.6	$(46.6)

Effect of exchange rates on cash, cash equivalents and restricted cash	(7.9)	2.6
Decrease in cash, cash equivalents and restricted cash	(0.3)	(12.5)
Cash and cash equivalents at beginning of period	227.2	230.7
Cash, cash equivalents and restricted cash at end of period[1]	$226.9	$218.2

[1] Includes both current and non-current balances of restricted cash. Current restricted cash, included within “Other current assets” in our Unaudited Consolidated and Combined Condensed Balance Sheets, was $0.1 million and $0.0 million as of March 31, 2024, and March 31, 2023, respectively. Non-current restricted cash, included within “Other assets” in our Unaudited Consolidated and Combined Condensed Balance Sheets, was $6.2 million and $0.0 million as of March 31, 2024, and March 31, 2023, respectively.

CRANE NXT, CO. AND SUBSIDIARIES
Order Backlog
(unaudited, in millions)

	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023
Crane Payment Innovations	$188.6	$216.8	$231.6	$300.7	$348.7
Crane Currency	$233.4	$243.0	$223.3	$184.4	$207.3
Total backlog	$422.0	$459.8	$454.9	$485.1	$556.0

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures
(unaudited, in millions, except per share data)

	Three Months Ended March 31,
	2024		2023
Adjusted Operating Profit and Adjusted Operating Profit Margin	$	Per Share	$	Per Share
Net sales (GAAP)	$313.6		$329.1

Operating profit (GAAP)	$55.4		$65.9
Operating profit margin (GAAP)	17.7%		20.0%

Special items impacting operating profit:
Intangible asset amortization	8.9		9.1
Restructuring charges, net	2.7		—
Transaction related expenses[1]	4.1		1.8
Adjusted operating profit (Non-GAAP)	$71.1		$76.8
Adjusted operating profit margin (Non-GAAP)	22.7%		23.3%

Adjusted Net Income and Adjusted Net Income per Share
Net income attributable to common shareholders (GAAP)	$37.8	$0.66	$43.7	$0.77
Intangible asset amortization	8.9	0.15	9.1	0.16
Restructuring charges, net	2.7	0.05	—	—
Transaction related expenses[1]	4.1	0.07	1.8	0.03
Interest adjustment[2]	—	—	2.5	0.04
Tax effect of the Non-GAAP adjustments	(4.3)	(0.07)	(1.7)	(0.03)
Adjusted net income (Non-GAAP)	$49.2	$0.85	$55.4	$0.98

Adjusted EBITDA and Adjusted EBITDA margin
Net income attributable to common shareholders (GAAP)	$37.8		$43.7
Net income margin (GAAP)	12.1%		13.3%

Adjustments to net income attributable to common shareholders:
Income tax expense	8.9		10.9
Interest expense, net	9.3		12.7
Depreciation	9.0		9.8
Intangible asset amortization	8.9		9.1
Restructuring charges, net	2.7		—
Transaction related expenses[1]	4.1		1.8
Adjusted EBITDA (Non-GAAP)	$80.7		$88.0
Adjusted EBITDA Margin (Non-GAAP)	25.7%		26.7%

Totals may not sum due to rounding
[1] Includes acquisition related expenses and expenses associated with the Separation.
[2] Related party interest with Crane Company incurred prior to the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Non-GAAP Financial Measures by Segment
(unaudited, in millions)

Three Months Ended March 31, 2024	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$209.0	$104.6	$—	$313.6

Operating profit (loss) (GAAP)	$52.7	$20.2	$(17.5)	$55.4
Operating profit margin (GAAP)	25.2%	19.4%		17.7%

Special items impacting operating profit:
Intangible asset amortization	5.3	3.6	—	8.9
Restructuring charges, net	2.7	—	—	2.7
Transaction related expenses[1]	—	—	4.1	4.1
Adjusted operating profit (loss) (non-GAAP)	$60.7	$23.8	$(13.4)	$71.1
Adjusted operating profit margin (non-GAAP)	29.0%	22.8%		22.7%

Three Months Ended March 31, 2023	Crane Payment Innovations	Crane Currency	Corporate	Total Company
Net sales	$223.8	$105.3	$—	$329.1

Operating profit (loss) (GAAP)	$61.8	$17.6	$(13.5)	$65.9
Operating profit margin (GAAP)	27.6%	16.7%		20.0%

Special items impacting operating profit:
Intangible asset amortization	5.5	3.6	—	9.1
Transaction related expenses[1]	—	—	1.8	1.8
Adjusted operating profit (loss) (non-GAAP)	$67.3	$21.2	$(11.7)	$76.8
Adjusted operating profit margin (non-GAAP)	30.1%	20.1%		23.3%

Totals may not sum due to rounding
[1] Includes acquisition related expenses and expenses associated with the Separation.

CRANE NXT, CO. AND SUBSIDIARIES
Free Cash Flow and Adjusted Free Cash Flow
(unaudited, in millions)

	Three Months Ended March 31,
Cash Flow Items	2024	2023
Cash provided by operating activities (GAAP)	$9.5	$35.5
Less: Capital expenditures	(12.5)	(4.0)
Free cash flow	$(3.0)	$31.5
Transaction related expenses[1]	1.3	1.8
Adjusted free cash flow (non-GAAP)	$(1.7)	$33.3

Adjusted net income (non-GAAP)*	$49.2	$55.4
Adjusted free cash flow conversion (non-GAAP)	(3.5)%	60.1%
[1] Represents cash paid for transaction related expenses which includes acquisition related expenses and expenses associated with the Separation.
*Please see the Non-GAAP Financial Measures tables in this release.

Net Leverage Ratio
(unaudited, in millions, except net leverage ratio)

March 31, 2024
Total debt (excluding deferred financing costs of $9.5 million)	$679.3
Less: Cash and cash equivalents	(220.6)
Net debt	$458.7
TTM Adjusted EBITDA (non-GAAP)*	$381.0
Net leverage ratio	1.2
*Please refer to the Non-GAAP Financial Measures tables in prior quarter releases and in this release.

Crane NXT reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes certain non-GAAP financial measures, including Adjusted operating profit, Adjusted operating margin, Adjusted EPS, free cash flow, and Adjusted free cash flow, that are not prepared in accordance with GAAP. These non-GAAP measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. The Company's management believes that these non-GAAP measures of financial results (including on a forward-looking or projected basis) provide useful supplemental information to investors about Crane NXT. However, there are a number of limitations related to the use of these non-GAAP measures and their nearest GAAP equivalents. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore the Company's non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures, including Adjusted segment operating margin and Adjusted EPS, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on Crane NXT's future GAAP results. Crane NXT calculates Adjusted segment operating margin and Adjusted EPS as described below.

•"Adjusted segment operating margin" is calculated as Adjusted segment profit divided by sales. Adjusted segment profit is calculated as segment profit excluding intangible asset amortization, restructuring charges, and transaction related expenses.

•"Adjusted EPS" is calculated as Adjusted net income divided by diluted shares. Adjusted net income is calculated as net income excluding intangible asset amortization, restructuring charges, transaction related expenses, and including the tax effect of these adjustments and other discrete tax items.

The Company's management believes that each of the following non-GAAP measures provides useful information to investors regarding the Company’s financial conditions and operations:

•"Adjusted operating profit" and "Adjusted operating margin" add back to operating profit items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the interpretation of the Company’s underlying earnings and operational performance. These items include income and expense such as: intangible asset amortization, restructuring charges, and transaction related expenses. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Adjusted net income" and "Adjusted EPS" exclude items which are outside of the Company's core performance, some of which may or may not be non-recurring, and which management believes may complicate the presentation of the Company’s underlying earnings and operational performance. These measures include income and expense items that impacted operating profit such as: intangible asset amortization, restructuring charges, transaction related expenses, the tax effect of these items and other discrete tax items. Additionally, these non-GAAP financial measures exclude income and expense items that impacted net income and earnings per diluted share such as related party interest with Crane Company incurred prior to the Separation. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•“Free cash flow,” “Adjusted free cash flow” and "Adjusted free cash flow conversion” provide supplemental information to assist management and investors in analyzing the Company’s ability to generate liquidity from its operating activities. The measure of free cash flow does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on the Company’s long-term debt. Free cash flow is calculated as cash provided by operating activities less capital expenditures. Adjusted free cash flow is calculated as free cash flow adjusted for certain cash items which management believes may complicate the interpretation of the Company’s underlying free cash flow performance such as certain transaction related cash flow items. Adjusted free cash flow conversion is calculated as Adjusted free cash flow divided by Adjusted net income. These items are not incurred in all periods, the size of these items is difficult to predict, and none of these items are indicative of the operations of the underlying businesses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future cash flows that are complementary to GAAP metrics.

•"Adjusted EBITDA" and "Adjusted EBITDA margin" exclude net interest expense, tax expense and depreciation and amortization expense from net income, as well as Special items such as restructuring charges, and transaction related expenses. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in predicting future earnings and profitability that are complementary to GAAP metrics.

•"Net leverage ratio" refers to Net debt divided by trailing twelve months (TTM) Adjusted EBITDA. "Net debt" represents total debt (excluding deferred financing costs) less cash and cash equivalents. Management believes that these non-GAAP financial measures provide useful information about our ability to satisfy our debt obligation with currently available funds.

•References to "core," such as "core sales," exclude currency effects and, where applicable, the first-year impacts of acquisitions and divestitures. Management believes that non-GAAP financial measures that exclude these items provide investors with an alternative metric that can assist in identifying underlying growth trends in our business and facilitate comparison of our sales performance, for example, with prior and future periods that are complementary to GAAP metrics.